Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of the following reports, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-145835) and related Prospectus of El Paso Pipeline Partners, L.P. for the registration of 25,000,000 common units representing limited partner interests:
(1)	Our report dated August 30, 2007 relating to the financial statements of Wyoming Interstate Company, Ltd.,

(2)	Our report dated August 30, 2007 relating to the balance sheet of El Paso Pipeline Partners, L.P.,

(3)	Our report dated August 30, 2007 relating to the balance sheet of El Paso Pipeline GP Company, L.L.C.,

(4)	Our report dated February 26, 2007 related to the consolidated financial statements of Colorado Interstate Gas Company, and

(5)	Our report dated February 26, 2007 related to the consolidated financial statements of Southern Natural Gas Company.
/s/ Ernst & Young LLP
Houston, Texas
November 2, 2007